Exhibit 10.2


                                 PROMISSORY NOTE


$4,371,541.67                                                  December 9, 1997


         FOR VALUE RECEIVED, the undersigned, Neodata Creative Services, Inc. ("Maker"), promises to pay to the order of Electronic Data Systems Corporation ("Payee"), at the offices of Payee at 5400 Legacy Drive, Plano, Texas 75024, the sum of Four Million, Three Hundred Seventy-One Thousand, Five Hundred Forty-One and 67/100 Dollars ($4,371,541.67), or so much thereof as has been advanced and not previously repaid, together with interest on the unpaid principal amount hereof from time to time outstanding as hereinafter provided. This Note is meant to evidence existing and future indebtedness of Maker to Payee, it being understood that principal amounts may be repaid and readvanced from time to time at the option of Payee.

         This Note shall bear interest on the unpaid principal amount hereof from time to time outstanding at a rate per annum equal to the appropriate "applicable federal rate" as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, as in effect from time to time. Interest shall be calculated on May 31 and November 30 of each year on the outstanding principal balance of this Note as of the date of calculation at the applicable federal rate for the period of calculation. Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum permitted to be charged under applicable law.

         All outstanding principal and accrued interest thereon shall be due and payable on demand.

         If this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT NO EFFECT SHALL BE GIVEN TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS).


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         This Note is issued in  substitution  and  replacement for that certain
Promissory Note of Maker to Payee dated August 29, 1997, in the principal amount of $4,371,541.67, which note is being surrendered to Maker concurrently with the execution hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the 9th day of December, 1997.


                                            NEODATA CREATIVE SERVICES, INC.


                                        By: /s/ Nicholas J. Cuccaro
                                            ---------------------------------
                                            Name:   Nicholas J. Cuccaro
                                            Title:  Senior Vice President